Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos.333-150244 and 333-153203) and Form S-8 (Nos. 333-112932, 333-119808, 333-121705, and 333-133898) of Maui Land & Pineapple Company, Inc. of our report dated March 31, 2008 relating to the financial statements of W2005 Kapalua/Gengate Hotel Holdings, LLC, which appears in the Current Report on Form 8-K of Maui Land & Pineapple Company, Inc. dated December 28, 2009.

/s/ PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
December 28, 2009